                                                   SCHEDULE 14A
                                                  (RULE 14a-101)

                                      INFORMATION REQUIRED IN PROXY STATEMENT

                                             SCHEDULE 14A INFORMATION
                                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934

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                                            THE FIRST BANCSHARES, INC.
                ----------------------------------------------------------------------------------
                                 (Name of Registrant as Specified In Its Charter)

                ----------------------------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                             The First Bancshares, Inc.
                                      Notice of Annual Meeting of Shareholders
                                             to be held on May 21, 2009

Dear Fellow Shareholder:

         We cordially invite you to attend the 2009 Annual Meeting of Shareholders of The First Bancshares, Inc.,
the holding company for The First,  A National Banking Association.  At the meeting, we will report on our performance in 2008 and answer your questions.  We are excited about our accomplishments in 2008 and look forward to discussing both our accomplishments and our plans with you.  We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on Thursday, May 21, 2009, at
5:00 p.m. at our main office located at 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402 for the
following purposes:

         1.  To elect five (5)  members to the Board of Directors
         2.  To vote on approval of the appointment of  T.E. Lott & Company as the Independent Public Accountants for
             the Company
         3.  To vote on advisory (non-binding) proposal:
             "Resolved, that the shareholders approve the compensation of the Chief Executive Officer and the four other highest paid Executive Officers of the Company as set forth under the heading
             "Compensation Discussion and Analysis" in the 2009 Proxy Statement, including the compensation tables and any related material."
         4.  To vote on a shareholder proposal related to director classification
         5.  To transact any other business that may properly come before the meeting or any adjournment of the meeting

         Management currently knows of no other business to be presented.

         Shareholders owning our common stock at the close of business on April 6, 2009, are entitled to attend and vote at the meeting.  A complete list of these shareholders will be available at the company's offices prior to the meeting.

                     IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE
                                 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 21, 2009

         The Proxy Statement for the annual meeting and Annual Report to Stockholders for the year ended December
31, 2008, are available at http://www.cfpproxy.com/3944.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting.  Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

                                                              By Order of the Board of Directors,

                                                              David E. Johnson
                                                              Chairman and Chief Executive Officer

Dated and Mailed on or about April 16, 2009
Hattiesburg, Mississippi

                                            The First Bancshares, Inc.
                                              6480 U.S. Highway 98 West
                                           Hattiesburg, Mississippi 39402

                                        Proxy Statement for Annual Meeting of
                                       Shareholders to be Held on May 21, 2009

                                                    INTRODUCTION

Date, Time, and Place of Meeting

The Annual Meeting of Shareholders of The First Bancshares, Inc. (the “Company”) will be held at the main office of the Company located at 6480 U.S. Highway 98 West, Hattiesburg, Mississippi, on Thursday, May 21, 2009, at 5:00 p.m., local time, or any adjournment(s) thereof (the “Meeting”), for the purpose of considering and voting upon the matters set out in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement is furnished to the shareholders of the Company in connection with the solicitation by the Board of Directors of proxies to be voted at the Meeting.

The mailing address of the principal executive office of the Company is Post Office Box 15549, Hattiesburg, Mississippi, 39404-5549.

The approximate date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is April 16, 2009.

Record Date; Voting Rights; Vote Required

The record date for determining holders of outstanding stock of the Company entitled to notice of and to vote at the Meeting is April 6, 2009 (the “Record Date”). Only holders of the Company’s common stock of record on the books of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 2,990,201 shares of the Company’s common stock issued and outstanding, each of which is entitled to one vote on all matters other than the election of Directors. In the election of Directors, each shareholder has cumulative voting rights, so that a shareholder may vote the number of shares owned by him for as many persons as there are Directors to be elected, or he may multiply the number of shares by the number of Directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of Directors to be elected is four (4), a shareholder owning ten (10) shares may cast ten (10) votes for each of four (4) nominees, or cast forty (40) votes for any one (1) nominee or allocate the forty (40) votes among several nominees.

Any other matters that properly come before the Meeting will be decided by a majority of votes cast, unless a different vote is required by law, the Articles of Incorporation, or the Bylaws. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting.

Proxies

Shares of common stock represented by properly executed proxies, unless previously revoked, will be voted at the Meeting in accordance with the directions therein. If no direction is specified, such shares will be voted FOR each nominee listed below under “Election of Directors” and in the discretion of the person named in the proxy with respect to any other business that may come before the Meeting. We are not aware of any other matter to be considered at the Annual Meeting other than those listed in the Notice of Annual Meeting of Shareholders.

A proxy may be revoked by a shareholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy shall be suspended if the shareholder is present and elects to vote in person.

MANAGEMENT PROPOSALS

PROPOSAL 1 — ELECTION OF DIRECTORS

Membership on the Board of Directors

The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class II directors will expire at the Meeting. The terms of the Class III directors will expire at the 2010 Annual Shareholders’ Meeting. The terms of the Class I directors will expire at the 2011 Annual Shareholders’ Meeting. Our directors and their classes are:

                Class I                              Class II                             Class III
                -------                              --------                             ---------

        Gregory H. Mitchell (I)                    David E. Johnson                 David W. Bomboy, M.D. (I)
           Ted E. Parker (I)                  Michael W. Chancellor (I)                E. Ricky Gibson (I)
           Dennis L. Pierce                    Andrew D. Stetelman (I)                 Fred A. McMurry (I)
       J. Douglas Seidenburg (I)                 Ralph T. Simmons (I)                M. Ray (Hoppy) Cole, Jr.
                                               Charles R. Lightsey (I)              Gerald Claiborne Patch (I)
                                                                                    Peeler G. Lacey, M.D. (I)

           (I) indicates independent Director under NASDAQ director independence standards.

         *The board of Directors, management and associates of the Company would like to recognize Gerald
Claiborne Patch and Peeler G. Lacey, M.D.  for their years of dedicated service.  Mr. Patch, elected to the board in 2003, resigned effective December 31, 2008 for health reasons.  Dr. Lacey, having served as a Director of the
Company since 2004, resigned from the board effective December 31, 2008 due to the demands of his business.

Nominees for Class II Director

At the Meeting, shareholders will elect five (5) nominees as Class II directors to serve a three-year term, expiring at the 2012 Annual Meeting of Shareholders, or until their successors are elected and qualified. The nominees for Class II directors are listed below. Each nominee currently serves as a Class II director.

                                                   Class II
                                                   --------

                                                David E. Johnson
                                           Michael W. Chancellor (I)
                                            Andrew D. Stetelman (I)
                                              Ralph T. Simmons (I)
                                            Charles R. Lightsey (I)

Set forth below is certain information about the nominees:

Michael W. Chancellor, 41, a Laurel businessman, is partner in Bob Palmer’s Chancellor Motor Group—a business he entered in 2001, is owner of Chancellor Properties, a real estate investment company, and President of Chancellor Supply, Inc. He holds his B.S. in Business Administration with emphasis in Marketing from the University of Southern Mississippi. He is an Elder of First Trinity Presbyterian Church in Laurel and is a Rotarian. He was an active member of the Laurel bank board since inception prior to consolidation and served on the Laurel Advisory Board. He is also serves as director of our bank.

David E. Johnson, 55, is the Chief Executive Officer, and Chairman of the Board of the Company. Mr. Johnson, a native of Laurel, Mississippi, received a B.S. degree in Agricultural Economics in 1975 and an M.B.A. degree, with emphasis in Finance, in 1977 from Mississippi State University. In 1990, he graduated from the University of Oklahoma Commercial Lending and Graduate School. Mr. Johnson has completed various OMEGA lending courses and has taught a course at the University of Mississippi School of Banking. From 1993 to 1994, he served as chairman of the Southern Mississippi Group of Robert Morris & Associates. From 1987 to 1995, Mr. Johnson was with Sunburst Bank, which merged with Union Planters National Bank, as senior lender for the Hattiesburg branch and later as senior lender and credit administrator for southern Mississippi. He was responsible for approving loans and maintaining the credit quality of a $250 million portfolio of consumer, mortgage, and commercial loans. Currently, he is a member of Parkway Heights Methodist Church of Hattiesburg, and the Hattiesburg Racquet Club. He served as a Director of the New Orleans Branch of the Atlanta Federal Reserve Bank. He was a National Director of the Independent Community Bankers of America and served on its Executive Committee. He also serves on the Board of Mississippi National Bankers’ Bank. He is on the Advisory Board for the Business School at the University of Southern Mississippi, and has served as a Director of the Area Development Partnership. Mr. Johnson was born in Laurel, Mississippi in 1953. Mr. Johnson has been a director of the Company since its inception in 1995 and is also a director of the bank.

Charles R. Lightsey, 69, owns his own business as a Social Security Disability Representative. Mr. Lightsey worked with the Social Security Administration for 39 years, serving as District Manager of the Laurel Office for 32 years. He is a recipient of The Commissioner’s Citation, the highest accolade accorded by the SSA. His community involvement includes serving as a former deacon of the First Baptist Church of Laurel, member and Board of Directors of the Laurel Kiwanis Club, president of the Laurel-Jones County Council on Aging, member of the Pine Belt Mental Health Association Council and Chairman of the Federal, State and Local Government United Way. He received his degree in Management and Real Estate from the University of Southern Mississippi in 1961. Mr. Lightsey has been a director of the Company since 2003 and served on the board of the Laurel bank prior to consolidation. He currently serves on the Laurel Advisory Board and the board of the bank.

Andrew D. Stetelman, 48, is the third generation of his family in London and Stetelman Realtors. He graduated from the University of Southern Mississippi in 1983. He has served in many capacities with the National, State, and Hattiesburg Board of Realtors, and is past president and the Realtor of the Year in 1992 of the Hattiesburg Board of Realtors and the first Mississippi Commercial Realtor of the Year. He presently serves as the chairman of the Hattiesburg Convention Center, is a board member for the Area Development Partnership, and is a member of the Kiwanis International. Mr. Stetelman was born in 1960 in Hattiesburg, Mississippi. Mr. Stetelman has been a director of the Company since 1995 and is also a director of the bank.

Ralph T. Simmons, 76, is a retired vice president of Sunbeam-Oster Corporation, where he was employed from 1963 to 1995 as credit manager, assistant treasurer, and vice president. Mr. Simmons has served as chairman of the deacons of the First Baptist Church of Laurel, chairman of the Salvation Army, Chairman of the Red Cross, chairman of the FBLA/PBL Foundation, president of the University of Southern Mississippi World Wide Alumni Association, Lt. Gov. of the LA-MS-WTN District of Kiwanis International, and moderator of the Jones County Baptist Association. Mr. Simmons was a member of the board of directors of the University of Southern Mississippi Foundation and currently serves as a member of the Investment Committee of the University of Southern Mississippi Foundation. Mr. Simmons is a native of Laurel, Mississippi and graduated from the University of Southern Mississippi with a B.S. degree. Mr. Simmons was a director of the Company from 1998 to 2002 and from 2003 to the present. He served on the board of the Laurel bank prior to consolidation. He currently serves on the Laurel Advisory Board and the board of the bank.

Unless authority is expressly withheld, the proxy holder will vote the proxies received by him for the nominees for director listed above. Although each nominee has consented to being named in the Proxy Statement and to serve if elected, if any nominee should, prior to the Meeting, declare or become unable to serve as a director, the proxies will be voted by the proxy holder for such other persons as may be designated by the present Board of Directors.

The Board of Directors unanimously recommends you vote FOR Proposal 1 to elect all the nominees.

Set forth below is information about each of the Company’s other directors and each of its executive officers.

David W. Bomboy, M.D., 62, is a lifelong resident of Hattiesburg, Mississippi. He graduated with honors in Pre-Medicine from the University of Mississippi in 1968 and earned an M.D. degree from the University of Mississippi Medical Center in 1971. Dr. Bomboy completed his orthopedic surgical training at the University of Mississippi in 1976. He is a board-certified orthopedic surgeon and has practiced orthopedics in southern Mississippi for 33 years. Dr. Bomboy is a member of the Mississippi State Medical Association, the American Medical Association, and served as past president of the Mississippi Orthopedic Society. He is the past president of the Methodist Hospital Medical Staff. Dr. Bomboy has been a director of the Company since 1995 and is also a director of the bank.

M. Ray (Hoppy) Cole, 47, currently serves as President of the bank and the company. Prior to joining the bank in September of 2002, Mr. Cole was Secretary/Treasurer and Chief Financial Officer of the Headrick Companies, Inc. for eleven years. Mr. Cole began his career with The First National Bank of Commerce in New Orleans, Louisiana and held the position of Corporate Banking Officer from 1985-1988. In December of 1988, Mr. Cole joined Sunburst Bank in Laurel, Mississippi serving as Senior Lender and later as President of the Laurel office. Mr. Cole graduated from the University of Mississippi where he earned a Bachelor’s and Master’s Degree in Business Administration. Mr. Cole also attended the Stonier Graduate School of Banking at the University of Delaware. He served as director from 1998 to 1999, and then from 2001 through the present. He also served as a director of our Laurel Bank prior to consolidation and currently serves on the board of the bank.

E. Ricky Gibson, 52, has been president and owner of N&H Electronics, Inc., a wholesale electronics distributor, since 1988 and of Mid South Electronics, a wholesale consumer electronics distributor, since 1993. He is a member of Parkway Heights United Methodist Church. Mr. Gibson has been a director of the Company since 1995 and is also a director of the bank.

Fred A. McMurry, 44, is a lifetime resident of the Oak Grove area. He is currently President and General Manager of Havard Pest Control, Inc. with over 21 years of experience in this family-owned business. He also serves on the State of Mississippi, Department of Agriculture and Commerce Advisory Board. In addition, he is President of West Oaks, LLC and Vice President of Oak Grove Land Company, Inc. Mr. McMurry has been a director of the Company since 1995 and is also a director of the bank

Gregory H. Mitchell, 68, serves as the Mayor of Picayune, Mississippi, and also retired as procurement manager for Mississippi Space Services at Stennis Space Center. Mr. Mitchell is a member of Salem Baptist Church and the National Management Association (NMA), as well as the Board of Trustees for Pearl River Community College where he was elected President in January, 2008, for a two year term. He also serves on the Board of Directors for the Picayune Chamber of Commerce; the Field Advisory Council, Division of Housing and Urban Development; and the Executive Committee, Mississippi Municipal League. Mr. Mitchell has been a director of the Company since 2003 and also serves on the Picayune Advisory Board and on the board of the bank.

Ted E. Parker, 49, attended the University of Southern Mississippi and served as a licensed commodity floor broker at the Chicago Mercantile Exchange. He has been in the stocker-grazer cattle business for more than 30 years. He was selected as Lamar County Young Farmer and Rancher for 1993 and served as a board member of Farm Bureau Insurance. He is a member of the National Cattlemen’s Association, the Texas Cattle Feeders Association, Covington County Cattlemen’s Association, and the Seminary Baptist Church. Mr. Parker has been a director of the Company since 1995 and is also a director of the bank.

Dennis L. Pierce, 51, is president of Dennis Pierce, Inc., a real estate development company in Hattiesburg, Mississippi, and the owner and president of PierCon, Inc. of Hattiesburg, a general contracting firm. Through PierCon, Mr. Pierce is responsible for several commercial construction jobs, and he is also involved in numerous commercial ventures. Mr. Pierce is a director and national representative of the Hattiesburg Homebuilders Association, and a director of the North Lamar Water Association. Since 1995, he has been a member and broker with the Hattiesburg Board of Realtors. He attended the University of Southern Mississippi. Mr. Pierce has been a director of the Company since 1995 and is also a director of the bank.

J. Douglas Seidenburg, 49, is the owner and president of Molloy-Seidenburg & Co., P.A. He has been a CPA for more than 20 years. Mr. Seidenburg is involved in many civic, educational, and religious activities in the Jones County area. Past activities include serving as president of the Laurel Sertoma Club, president of the University of Southern Mississippi Alumni Association of Jones County, one of the founders of First Call for Help, a local United Way Agency started in 1990, treasurer of St. John’s Day School, director of Leadership Jones County and Future Leaders of Jones County. Mr. Seidenburg is a graduate of the University of Southern Mississippi, where he earned a B.S. degree in Accounting. Mr. Seidenburg has been a director of the Company since 1998 and served as director of the Laurel Bank prior to consolidation. He also serves on the board of the bank.

DeeDee Lowery, CPA, 42, serves as Executive Vice President and Chief Financial Officer of the Company and the bank. Prior to joining the bank in February of 2005, Ms. Lowery was Vice President and Investment Portfolio Manager of Hancock Holding Company for 4 years. Ms. Lowery began her career in 1988 with McArthur, Thames, Slay and Dews, PLLC as a staff accountant until joining Lamar Capital Corporation in 1993. From 1993 until the merger in 2001 with Hancock Holding Company, Ms. Lowery held several positions beginning with Internal Auditor for 2 years, Comptroller for 3 years and then Chief Financial Officer and Treasurer for 3 years. Ms. Lowery graduated from the University of Southern Mississippi where she earned a Bachelor’s Degree in Business Administration with an emphasis in Accounting. Ms. Lowery is on the Advisory Board for the Business School at the University of Southern Mississippi. Ms. Lowery is a member of the Ms Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Ms. Lowery is a member of the Funds Distribution Committee of the United Way, the Rotary Club of Petal and the Petal Children’s Task Force. Ms. Lowery is also an active member of The Turning Pointe Church.

David O. Thoms, Jr., 64, serves as Executive Vice President and Chief Operating Officer for The First Bancshares, Inc., and the bank. Mr. Thoms received a B.S. in General Business from Mississippi State University in 1966. Mr. Thoms worked as a state Bank Examiner prior to beginning his banking career in 1969 with Commercial National Bank and Trust Company (now known as Trustmark National Bank) in Laurel, Mississippi, where he served as Vice President and Cashier and was in charge of all phases of operations. Prior to joining the Hattiesburg bank in 1998, Mr. Thoms was co-owner of Builders Supply Company of Hattiesburg, Inc. from June of 1990 through December of 1997 and Thoms Accounting Service since February 1997. Mr. Thoms is also a graduate of School for Bank Administration from University of Wisconsin and School of Banking of the South at LSU. Mr. Thoms spent 27 years in the Mississippi Army National Guard, retiring in 1993 as a Lt. Colonel-Transportation Corp.

Family Relationships

M. Ray “Hoppy” Cole, Jr, Director, President of the Company and the Bank, is the son of Ellen Cole, President, Pascagoula Branch.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers, including the actively-employed named executive officers, are similar to those provided to other executive officers in publicly traded financial institutions.

On February 6, 2009, The Company accepted capital from the U.S. Department of the Treasury and became a participant in the Capital Purchase Program implemented as a component of the Troubled Asset Relief Program. As a participant, the Company is subject to certain executive compensation restrictions established under the American Recovery and Reinvestment Act of 2009 (the “Stimulus Bill”), which was enacted on February 17, 2009. As of the writing of the Compensation Discussion and Analysis, the rules and procedures for applying, and complying with, the executive compensation restrictions were being developed by Treasury, U.S. Securities and Exchange Commission and other regulators and had not yet been fully announced to the public. Therefore, while these executive compensation restrictions will obviously impact our compensation programs moving forward, the committee cannot yet state with certainty the precise impact the restrictions will have on such compensation programs. The Company and the committee intend to comply to the extent required with the Stimulus Bill’s executive compensation restrictions and, to that end, are working with legal counsel and other advisors to determine the extent to which those restrictions will impact the Company’s compensation programs.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2008, as well as the other individuals included in the Summary Compensation Table on page 15, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns the interests of the executive officers with the Company’s overall business strategy, values and management initiatives. These policies are intended to reward executives for strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should be designed to include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all named executive officers of the Company. Decisions regarding the non-equity compensation of other executive officers are made by the Committee and the Chief Executive Officer.

The Committee and the Chief Executive Officer annually reviews the performance of each member of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. To that end, the Committee has retained Amalfi Consulting, LLC to provide research for benchmarking purposes related to executive compensation. Additionally, the Company subscribes to and participates in the Mississippi Bankers Association survey, which provides the Committee with comparative compensation data from the Company’s market areas and its peer groups. This information is used by the committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company’s overall and long-term success.

It is anticipated that the services provided by the third-party consultant will be used as the basis of comparison of compensation between the Company and the companies in the Compensation Peer Group.

Effect of the America Reinvestment and Recovery Act of 2009

On February 17, 2009, President Obama signed into law the America Reinvestment and Recovery Act of 2009 (“ARRA”). ARRA contains expansive new restrictions on executive compensation for financial institutions and other companies participating in the CPP. These restrictions apply to us.

ARRA prohibits the payment of any “bonus, retention award, or incentive compensation” to the Chief Executive Officer of the Company for as long as any CPP-related obligations are outstanding. The prohibition does not apply to bonuses payable pursuant to a “written employment contract” in effect prior to February 11, 2009. “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all CPP-related obligations have been satisfied, and any other conditions which the Treasury may specify have been met.

ARRA prohibits any payment to the Chief Executive Officer and the next five highest paid Executive Officers of the Company upon termination of employment for any reason for as long as any CPP-related obligations remain outstanding.

Under ARRA CPP-participating companies are required to recover any bonus or other incentive payment paid to the Chief Executive Officer and the next twenty highest paid employees of the Company on the basis of materially inaccurate financial or other performance criteria.

ARRA prohibits CPP participants from implementing any compensation plan that would encourage manipulation of the reported earnings of the company in order to enhance the compensation of any of its employees. Earlier Treasury guidelines did not contain a similar requirement.

ARRA requires the Chief Executive Officer and the Chief Financial Officer of any publicly-traded CPP-participating company to provide a written certification of compliance with the executive compensation restrictions in ARRA in the company’s annual filings with the SEC (presumably its annual report on Form 10-K or proxy statement).

ARRA requires each CPP-participating company to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.

ARRA directs the Treasury to review bonuses, retention awards, and other compensation paid to the Chief Executive Officer and the next twenty highest paid employees of the Company of each company receiving CPP assistance before ARRA was enacted, and to “seek to negotiate” with the CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with CPP or otherwise in conflict with the public interest.

The Compensation Committee will consider these new limits on executive compensation and determine how they impact the Company’s executive compensation program.

2008 Executive Compensation Components

Historically, and for the fiscal year ended December 31, 2008, the principal components of compensation for named executive officers were:

          o base salary;

          o performance-based incentive bonus compensation;

          o equity incentive compensation;

          o retirement and other benefits; and

          o Perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility.

During its review of base salaries for executives, the Committee primarily considers: 1) performance of the Company; 2) market data provided by our outside consultants; 3) internal review of the executive’s compensation, both individually and relative to other officers; and 4) individual performance of the executive. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of the named executive officers are based on the Committee’s assessment of the individual’s performance.

Performance-Based Incentive Compensation

The Company has established an incentive bonus compensation plan that is based upon individual performance as well as team and corporate performance. Named executive officers in the Company have unique performance goals in up to nine (9) categories. The individual measures relate primarily to sales, service quality, regulatory compliance, timeliness, and financial goals. The particular measures on an individual’s performance depend on the actions that are determined to be most important for that individual to achieve for the current year. The estimated bonus payouts are accrued throughout the year. Cash bonuses may be granted to executives at each year end depending on the achievement of a corporate performance target such as earnings per share, which was used in 2008. The Company’s Chief Executive Officer has measures that are company-wide in nature. The measures for 2008 were for net income, earnings per share and return on equity. Each measure was weighted equally for 2008.

         For the year ended December 31, 2008, the following cash bonuses were awarded:

               David E. Johnson                                                $  0.00
               M. Ray "Hoppy" Cole, Jr.                                           0.00
               DeeDee Lowery                                                  1,929.50
               David O. Thoms, Jr                                                 0.00
               Carol M. Daniel(1)                                             3,000.00
               Ray L. Wesson, Jr.(1)                                          3,000.00

(1) Carol M. Daniel and Ray L. Wesson, Jr. are executive officers of the bank and not the holding company.

Equity Incentive Compensation

1999 Stock Option Plan

      On May 27, 1999, the Company's shareholders approved the 1999 Stock Incentive Plan (1999 Plan). The 1999
Plan provides for the granting of options to purchase up to 213,376 shares of the Company's common stock by the
Company's and its subsidiary's directors, key employees, and management.  Under the 1999 Plan, the Company may grant either incentive stock options or nonqualified stock options.  Options granted to directors and employees vest in equal amounts over three years.  Stock options granted to management vest based on annual performance goals or after nine years and eleven months, if still employed.  At December 31, 2008, 213,356 options had been granted, and 95,530 had been exercised or forfeited.  All options expire and are void unless exercised on or before April 15, 2009.  The options are exercisable at not less than the market value of the Company's stock at the grant.

2007 Stock Option Plan

          In 2007, the Company adopted the 2007 Stock Incentive Plan.  The 2007 Plan provides for the issuance of up to 315,000 shares of Company Common Stock, $1.00 par value per share.  Shares issued under the 2007 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         Awards of Company Common Stock under the 2007 Plan may take the form of a stock option, including an incentive stock option (a stock option which meets the applicable requirements of the Internal Revenue Code), stock appreciation rights (an award entitling a holder to receive an amount in cash, Company Common Stock, or a combination of both determined by reference to the excess of the fair market value of a specified number of shares of Company Common Stock over a specified price which shall not be less than the fair market value of such shares as of the date of the grant), restricted stock awards (a transfer of shares subject to certain restrictions on transfer or other incidents of ownership or subject to specified performance standards), dividend equivalent rights (an award entitling a holder to receive an amount in cash, Company Common Stock, or a combination of both determined by reference to the cash dividends paid on a specified number of shares of Company
Common Stock from the date of grant), performance unit awards, restricted stock units or other stock-based awards
(including without limitation, awards entitling recipients to receive shares of Company Common Stock to be delivered in the future) (collectively referred to as "Awards").  As of December 31, 2008, no awards had been granted.

Retirement and Other Benefits

      All employees of the Company, including named executive officers, are eligible to participate in the The
First Bancshares, Inc. 401K Plan and Trust.

         The Company sponsors an Employee Stock Ownership Plan (ESOP), which was established in 2006 for employees who have completed one year of service for the Company and attained age 21.  Employees become fully vested after five years of service.  Contributions to the plan are at the discretion of the Board of Directors.
At December 31, 2008, the ESOP held 6,891 shares of Company common stock and had no debt obligation.

Perquisites and Other Personal Benefits

      The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

      The named executive officers participate in the Company's broad-based employee benefit plans, such as medical, dental, supplemental disability and term life insurance programs.  Some of the named executive officers are provided use of company automobiles.  The vehicle is provided primarily for their business travel.  Personal use is taxed through the Company's payroll process.  Each named executive officer and certain other members of senior management are entitled to receive a cash payment upon such executive's death through the split dollar death benefit funded by bank owned life insurance.

      Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2008, are included in the "Summary Compensation Table" on page 15.

      The Company has entered into Change of Control Agreements with certain key employees. The Change of Control
Agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading
"Payments Made Upon a Change of Control" on pages 19 and 20.

Deductibility of Executive Compensation

      As part of its role, the Committee reviews and considers the deductibility of executive compensation under
Section 162(m)(5) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $500,000 that is paid to certain individuals. The Company believes that compensation paid under the incentive plans are generally fully deductible for federal income tax purposes.

                                           COMPENSATION COMMITTEE REPORT

          The Compensation Committee certifies that it has reviewed with senior risk officers the SEO incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the financial institution.

      The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and
Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the
Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this
Proxy Statement.

                                                                       THE COMPENSATION COMMITTEE

                                                                       E. Ricky Gibson, Chairman
                                                                       David W. Bomboy
                                                                       Charles R. Lightsey
                                                                       Ralph T. Simmons
                                                                       Gregory Mitchell

The First Bancshares, Inc.
Summary Compensation Table
For the Year ended December 31, 2008

                                                                                                    Non-equity
                                                                                                    Incentive Plan     All other
          Name and Principal Position                   Year         Salary         Compensation     Compensation        Total
-------------------------------------------------     --------    ------------    ---------------   ---------------  ------------

David E. Johnson, Chairman of the Board and CEO         2008       $197,486.28            $0.00      $17,545.85      $215,032.13
M. Ray "Hoppy" Cole, Jr., President                     2008        164,403.86             0.00       14,595.65       178,999.51
Dee Dee Lowery, Chief Financial Officer                 2008        117,109.08         1,929.50        9,881.83       128,920.41
David O. Thoms, Jr., Chief Operations Officer           2008         86,595.97             0.00        9,844.61        96,440.58
Carol M. Daniel, Credit Administrator(1)                2008        135,012.16         3,000.00       11,474.97       149,487.13
Ray L. Wesson, Jr., President, Southern Region(1)       2008        143,173.08         3,000.00        3,529.97       149,703.05

(1) Carol M. Daniel and Ray L. Wesson, Jr. are executive officers of the bank and not the holding company

The First Bancshares, Inc.
SCT (Continued)
All Other Compensation
For the Year Ended December 31, 2008

                                                                     Medical
                                                    Group Term       Dental         Split Dollar      Additional
                             Auto        401(k)         Life         Disability     Death Benefit    Compensation         Total
         Name             Allowance      Match       Insurance       Insurance         BOLI              (1)         Compensation
-----------------------  ----------   -----------  ------------    ------------     --------------   ------------    ------------

David E. Johnson           $390.00     $5,924.58      $360.00        $5,212.56       $2,075.00        $3,583.71       $17,545.85
M. Ray "Hoppy" Cole, Jr.    990.00      5,060.21       360.00         5,984.02          366.00         1,835.42        14,595.65
Dee Dee Lowery                -         3,542.41       316.80         4,372.66          240.00         1,409.96         9,881.83
David O. Thoms, Jr.           -         2,611.81       234.00         4,702.47        1,041.00         1,255.83         9,844.61
Carol M. Daniel (2)           -         4,172.36       360.00         5,893.94           -             1,048.67        11,474.97
Ray L. Wesson, Jr.(2)       577.50         -           360.00           658.60           -             1,933.87         3,529.97

(1) Represents reimbursement for club dues and cell phones for all named executives
(2) Carol M. Daniel and Ray L. Wesson, Jr. are executive officers of the bank and not the holding company

The First Bancshares, Inc.
Outstanding Equity Awards at Fiscal Year-End
As of  December 31, 2008

                                                                                                               Equity
                                                                                                             Incentive
                                                                                                                Plan
                                                                                                               Awards:
                                         Equity                                                  Equity      Market or
                Number of               Incentive                                               Incentive      Payout
                Securities               Plan                                                   Plan Awards:   Value of
                Under-     Number of    Awards                                       Market     Number of     Unearned
                lying      Securities  Number of                        Number of   Value of     Unearned      Shares,
                Unexer-    Under-     Securities                        Shares or  Shares or  Shares, Units   Units or
                cised      lying      Underlying                         Units of    Units of     Or Other       Other
                Options(#) Options(#) Unexercised   Options    Option   Stock That  Stock That  Rights that   Rights That
                Exer-      Unexer-    Unearned     Exercise  Expiration  Have Not    Have Not     Have Not     Have Not     Vesting
        Name    cisable    cisable    Options(#)   Price ($)    Date      Vested    Vested ($)   Vested (#)   Vested ($)    Date
-----------------------------------------------------------------------------------------------------------------------------------

David E.
  Johnson        60,086       -          -          7.50      4-15-09       -          -             -            -      4-15-02(1)
M. Ray
  "Hoppy" Cole    3,430       -          -          7.50      4-15-09       -          -             -            -      4-15-02(1)
"                 6,000       -          -          8.75      4-15-09       -          -             -            -      8-21-05(1)
"                 2,430       -          -         12.50      4-15-09       -          -             -            -      7-21-08(1)
Dee Dee Lowery    1,000       -          -         12.50      4-15-09       -          -             -            -      7-21-08(1)
David O.
  Thoms, Jr.        166       -          -         12.50      4-15-09       -          -             -            -      7-21-08(1)
Carol M.
  Daniel(2)           -       -          -             -            -       -          -             -            -             -
Ray L.
  Wesson, Jr.(2)      -       -          -             -            -       -          -             -            -             -

(1) The option vesting schedule is 33 1/3% per year for three years
(2) Carol M. Daniel and Ray L. Wesson, Jr. are executive officers of the bank and not the holding company

The First Bancshares, Inc.
Option Exercises and Stock Vested
For the Year Ended December 31, 2008

                                                                  Option Awards                           Stock Awards
                                                  -----------------------------------------    -----------------------------------
                                                                                                 Number of
                                                     Number of Shares      Value realized      Share Acquired       Value Realized
                                                   Acquired on Exercise     Upon Exercise        on Vesting           On Vesting
                      Name                                  (#)                 (#)                  (#)                  ($)
------------------------------------------------   --------------------    ---------------     ---------------      --------------
David E. Johnson, Chairman of the Board and CEO              -                   -                    -                   -
M. Ray "Hoppy" Cole, Jr., President                          -                   -                    -                   -
Dee Dee Lowery, CFO                                          -                   -                    -                   -
David O. Thoms, Jr., COO                                     -                   -                    -                   -
Carol M. Daniel, Credit Administrator(1)                     -                   -                    -                   -
Ray L. Wesson, Jr., President, Southern Region(1)            -                   -                    -                   -

(1)  Carol M. Daniel and Ray L. Wesson, Jr. are executive officers of the bank and not the holding company

The First Bancshares, Inc.
Director Compensation Table
For the Year Ended December 31, 2008

                             Fees
                           Earned or                          Non-Equity        Change in Pension Value
                            Paid in    Stock      Option     Incentive Plan      and Nonqualified
                             Cash      Awards     Awards      Compensation       Deferred Compensdation    All Other
Name                        (1)($)       ($)        ($)           ($)                 Earnings            Compensation      Total
----------------------------------------------------------------------------------------------------------------------------------
David E. Bomboy             $ 7,575        -          -            -                     -                         -     $  7,575
E. Ricky Gibson              15,450        -          -            -                     -                    $4,000       19,450
Fred A. McMurry               7,425        -          -            -                     -                     4,000       11,425
Perry E. Parker                 450        -          -            -                     -                  6,250(2)        6,700
Ted Parker                    5,750        -          -            -                     -                         -        5,750
Dennis L. Pierce              7,850        -          -            -                     -                         -        7,850
J. Douglas Seidenburg        15,375        -          -            -                     -                     4,000       19,375
Ralph T. Simmons             11,050        -          -            -                     -                     4,000       15,050
A. L. Smith                   4,000        -          -            -                     -                  6,250(2)       10,250
Andrew D. Stetelman          11,150        -          -            -                     -                     4,000       15,150
Charles R. Lightsey          11,050        -          -            -                     -                     4,000       15,050
Gregory H. Mitchell           8,500        -          -            -                     -                     4,000       12,500
Gerald C. Patch(3)            3,600        -          -            -                     -                         -        3,600
Peeler G. Lacey(3)            5,650        -          -            -                     -                         -        5,650
Michael W. Chancellor         5,850        -          -            -                     -                         -        5,850

(1)  The First Bancshares, pays $250 per meeting; The First, A National Banking Association board meeting pays $400 per meeting;
     advisory board meeting pays $150 per meeting; audit committee meeting pays $200 per meeting, all other committee meetings pay $150 per meeting. Chairmen of Audit, Compensation and Nominating Committees are paid a retainer of $375 per quarter.
     The fees were paid for meetings attended January through December, 2008.  Each director is paid in the form of cash.
(2)  Represents Director Emeritus fee.  Perry E. Parker resigned effective 3-20-08 and A. L. Smith resigned effective 5-20-08.
     Both became Director Emeritus.
(3)  Gerald C. Patch resigned from the board effective 12-31-08 and Peeler G. Lacey resigned from the board effective 12-31-08.

The First Bancshares, Inc.
Potential Payments Upon Termination or Change-in-Control
As of December 31, 2008

                                                                                Termination for Good
Executive Benefits and Payments                             Voluntary                  Reason
Upon Termination                                           Termination         Upon Change in Control                 Death
-----------------------------------------------     --------------------       ---------------------------      -----------------
David E. Johnson
    Compensation:
          Base Salary                                       $294,750                   $393,000
    Benefits & Perquisites:
          BOLI Death Benefit                                                                                      $500,000.00
M. Ray "Hoppy" Cole
    Compensation:
          Base Salary                                              -                          -
    Benefits & Perquisites:
          BOLI Death Benefit                                                                                       200,000.00
DeeDee Lowery
    Compensation:
          Base Salary                                              -                    178,091
    Benefits & Perquisites:
          BOLI Death Benefit                                                                                       200,000.00
David O. Thoms, Jr.
    Compensation:
          Base Salary                                              -                          -
     Benefits & Perquisites:
          BOLI Death Benefit                                                                                       100,000.00

The First Bancshares, Inc.
Potential Payments Upon Termination or Change-in-Control  (Continued)
As of December 31, 2008

                                                                                Termination for Good
Executive Benefits and Payments                             Voluntary                  Reason
Upon Termination                                           Termination         Upon Change in Control                  Death
---------------------------------------------           -----------------     -------------------------          -----------------
Carol M. Daniel (1)
    Compensation:
          Base Salary(2)                                       -                          -
     Benefits & Perquisites:
          BOLI Death Benefit                                                                                            -
Ray L. Wesson, Jr. (1)
    Compensation:
          Base Salary                                          -                          -
     Benefits & Perquisites:
          BOLI Death Benefit                                                                                            -

(1) Carol M. Daniel and Ray L. Wesson, Jr. are executive officers of the bank and not the holding company
(2) The agreement is silent as to compensation payable in the event of a change in control.  However, the agreement stipulates one and one-half  years of employment.

    The Stimulus Bill's executive compensation restrictions will prohibit the Company from making "any payment" to the named executive officers "for departure from the Company for any reason, except for payments for services performed or benefits accrued".

                                           SECURITY OWNERSHIP OF CERTAIN
                                         BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of common stock in the
Company owned by the directors, nominees for director, and executive officers, as of  March 26, 2009.

     Name and Address of                   Amount and Nature               Right to              Percent of
       Beneficial Owner                 Of Beneficial Ownership(1)        Acquire (2)             Class (3)

David W. Bomboy, M.D.                              71,062                    2,338                  2.38
17 Brighton Court
Hattiesburg, MS 39402

M. Ray (Hoppy) Cole                                16,706                   11,860                   .93
607 Briarwood Lane
Picayune, MS 39466

E. Ricky Gibson                                    51,302                    2,338                  1.74
127 W. Canebrake Blvd.
Hattiesburg, MS 39402

David E. Johnson                                   74,120                   60,086                  4.35
108 Greenwood Place
Hattiesburg, MS 39402

Charles R. Lightsey                                31,380                      850                  1.05
2216 Old Bay Springs Rd.
Laurel, MS 39440

Fred A. McMurry                                    50,156                    2,338                  1.70
42 Johnie McMurry Rd.
Hattiesburg, MS 39402

Gregory H. Mitchell                                 1,610                     -0-                    .05
1200 Third Ave.
Picayune, MS 39466

     Name and Address of                     Amount and Nature              Right to             Percent of
       Beneficial Owner                 Of Beneficial Ownership(1)        Acquire (2)             Class (3)

Ted E. Parker                                      38,962                    2,338                  1.34
165 Herbert Trigg Rd.
Seminary, MS 39479

Dennis L. Pierce                                   58,270                     -0-                   1.89
23 Liberty Place
Hattiesburg, MS 39402

J. Douglas Seidenburg                              50,000                    3,430                  1.73
18 Lakeland Drive
Laurel, MS 39440

Ralph T. Simmons                                   43,000                     -0-                   1.40
1808 7th Ave.
Laurel, MS 39440

Andrew D. Stetelman                                23,066                    2,338                   .82
1105 Oakleigh Drive
Hattiesburg, MS 39402

Michael W. Chancellor                              24,834                    3,430                   .92
P. O. Drawer 7
Laurel, MS 39441

Dee Dee Lowery                                     12,112                    1,000                   .43
45 W. Temple Rd.
Petal, MS 39465

David O. Thoms, Jr.                                 8,169                      167                   .27
45 Oak Crest Drive
Laurel, MS 39440

Executive Officers,                               554,749                   92,513                21.00%
Directors, and Nominees
as a group

________________
(1)      Includes shares for which the named person:
         -    has sole voting and investment power,
         -    has shared voting and investment power with a spouse, or
         -    holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options.

(2)      Includes shares that may be acquired within the next 60 days by exercising vested stock options but does not include any other stock options.

(3)      Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.  Calculated based on 2,990,201 shares outstanding plus outstanding stock options in the amount of  92,513.
__________________

Stock Ownership of Principal Stockholders

As of March 26, 2009, to the registrant’s knowledge, there were no beneficial owners of five percent (5%) or more of the outstanding common stock.

ADDITIONAL INFORMATION CONCERNING DIRECTORS AND OFFICERS

Meetings of the Board of Directors

During the year ended December 31, 2008, the Board of Directors of the Company held six meetings. All of the directors of the Company attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they served, except: David Bomboy and Gerald Patch.

Committees of the Board of Directors

The Audit Committee of the Company is composed of the following independent members: J. Douglas Seidenburg, E. Ricky Gibson, Ralph Simmons, Charles Lightsey and Michael W. Chancellor. The Audit Committee met five times during the year ended December 31, 2008. On February 21, 2002, the Board adopted a written Audit Committee Charter, a copy of which was attached as Exhibit “A” to the Proxy Statement for the 2003 Annual Meeting and can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. The Audit Committee has the responsibility of reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The Committee also recommends to the Board of the Company the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts for the Company. The Audit Committee reports its findings to the Board of Directors of the Company. The Board of Directors has determined that the members of the Audit Committee are independent. The Board of Directors has also determined that there is at least one independent audit committee financial expert, J. Douglas Seidenburg, serving on the Audit Committee, as the terms independent and audit committee financial experts are used in pertinent Securities and Exchange Commission laws and regulations.

The Company’s Board of Directors has appointed a Compensation Committee and a Nominating Committee.

The Compensation Committee is responsible for establishing the compensation plans for the bank. Its duties include the development with management of all benefit plans for employees of the bank, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. On April 4, 2008, the Board adopted a written Compensation Committee Charter and a Compensation Philosophy, which can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. The Compensation Committee met eight times during the year ended December 31, 2007. The Compensation Committee is composed of the following members: E. Ricky Gibson, David Bomboy, Charles Lightsey, Ralph Simmons, and Gregory Mitchell, all of whom are independent directors.

The Nominating Committee is responsible for nominating individuals for election to the Company’s Board of Directors. The Nominating Committee met six times during the year ended December 31, 2008, and consists of J. Douglas Seidenburg, Andrew Stetelman, Fred A. McMurry, Gregory Mitchell, and Dennis Pierce, all of whom were independent directors. It is noted that during 2008, Dennis Pierce became a non-independent director. The Company adopted a Nominating Committee Charter, a copy of which was attached as Exhibit “B” to the Proxy Statement for the 2004 Annual Meeting. A copy of the Nominating Committee Charter can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. The Nominating Committee welcomes recommendations made by shareholders of the Company. Any recommendations for the 2010 Annual Shareholders’ Meeting should be made in writing addressed to the Nominating Committee, c/o Chandra Kidd at 6480 U.S. Highway 98 West (39402), Post Office Box 15549, Hattiesburg, Mississippi, 39404-5549 by December 7, 2009. It is the Nominating Committee’s policy to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors. The Nominating Committee will consider only those director candidates recommended in accordance with the Nominating Committee Shareholder Policies and Procedures, a copy of which was attached as Exhibit “C” to the Proxy Statement for the 2004 Annual Meeting. A copy of the Nominating Committee Shareholder Policies and Procedures can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”.

Report of the Audit Committee

The Audit Committee of the Company has:

         -        Reviewed and discussed the audited financial statements with management of the Company.

         -        Discussed with the independent auditors the matters required to be discussed by the Public
                  Company Accounting Oversight Board ("PCAOB") Interim Auditing Standard AU Section 380,
                  "Communication with Audit Committees."

         -        Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and have discussed with the independent auditors the auditors' independence.

         -        Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

The Board of Directors has determined that the members of the Audit Committee are independent as defined in pertinent NASDAQ rules.

Members of the Audit Committee:

J. Douglas Seidenburg
E. Ricky Gibson
Ralph T. Simmons
Charles R. Lightsey
Michael W. Chancellor

Certain Relationships and Related Transactions

Officers, directors and 10% beneficial owners of the Company and its associates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, are customers of the bank and have transactions with the banks in the ordinary course of business, and may continue to do so in the future. All outstanding loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. All directors other than David E. Johnson , M. Ray “Hoppy” Cole, Jr., and Dennis Pierce are independent as defined in pertinent Nasdaq rules.

The Company entered into a construction contract with PierCon , Inc. relating to the renovation of the Company’s Operations Center located at 5299 Old Hwy 11, Hattiesburg, MS. As of October 9, 2008, all amounts relating to the contract had been paid and the contract completed. The contract provided for payments to be made on a “cost plus ten plus ten” basis (cost plus ten percent profit plus ten percent overhead). Including change orders, overhead, profit, and sales tax, the total contract amount of $561,565.00 was paid during 2008. Dennis Pierce, who serves as a Director of the Company, is President of PierCon, Inc. This transaction was reviewed and approved in advance by the Board’s Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and beneficial owners of more than 10% to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission Regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to the Company’s executive officers and directors were complied with.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Public Accountants

T.E.     Lott & Company were the independent auditors for the Company during the year ending December 31, 2008, and will serve as the independent auditors to the Company for the year ending December 31, 2009. The Company expects a representative of this firm to attend the Meeting, to have the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions from shareholders.

Audit Fees

The following is a summary of fees related to services performed for the Company by T.E. Lott & Company for the years ended December 31, 2008 and 2007:

                                                                                               2008             2007
                                                                                               ----             ----

Audit Fees - Audit of the consolidated statements and
Quarterly review of financial statements included in Form 10-Q and                           $53,535          $59,910
Consents
Audit Related Fees -  Services in connection with application of accounting                    1,960            2,245
pronouncements and Sarbanes-Oxley Act
Tax Services - Preparation of federal and state income tax and property returns                9,135            8,152
All other fees - Assistance with and compilation of regulatory filings with                        -                -
Federal Reserve Bank
----------------------------------------------------------------------------------------------------------------------
                                                                              Total          $64,630          $70,307
----------------------------------------------------------------------------------------------------------------------

PROPOSAL 2 — APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed T.E. Lott & Company, a firm of independent certified public accountants, as auditors for the fiscal year ending December 31, 2008, and until their successors are selected.

The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board anticipates that representatives of T.E. Lott & Company will be in attendance at the Annual Meeting, be present to make a statement or be available to respond to questions.

Although not required to do so, the Board of Directors has chosen to submit its appointment of T.E. Lott & Company for ratification by the Company’s shareholders. It is the intention of the persons named in the Proxy to vote such Proxy FOR the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter. The proposal will be ratified if the votes cast favoring the appointment exceed the votes cast opposing it.

The Board of Directors unanimously recommends you vote FOR Proposal 2 to ratify the appointment of T.E. Lott & Company as independent public accountants for the fiscal year ending December 31, 2008.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The America Reinvestment and Recovery Act of 2009 (“ARRA”) requires recipients of funds under CCP to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables, and any related material). ARRA further provides that this shareholder vote shall not be binding on the board of directors of a recipient of funds under CCP, and may not be construed as overruling a decision by such board, nor to create or imply any additional fiduciary duty by such board, nor shall such vote be construed to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

These ARRA provisions give you as a shareholder the right to endorse or not endorse our executive compensation through the following resolution:

                  "Resolved, that the shareholders approve the compensation of the Chief
         Executive Officer and the four other highest paid Executive Officers of the Company as set forth under the heading `Compensation Discussion and Analysis"  in the 2009 Proxy
         Statement, including the compensation  tables and any related material."

Because your vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends you vote FOR approval of the resolution.

PROPOSAL OF SHAREHOLDERS

The following proposal was submitted by a shareholder. If the shareholder proponent, or a representative who is qualified under state law, is present and submits such proposal for a vote, then the proposal will be voted upon at the Annual Meeting of Shareowners. In accordance with federal securities regulations, we include the shareowner proposals plus any supporting statements exactly as submitted by the proponents. To make sure readers can easily distinguish between material provided by the proponents and material provided by the Company, we have put a box around material provided by the proponents. If proposals are submitted by more than one shareowner, we will only list the primary filer’s name, address and number of shares held. We will provide the information regarding co-filers to shareowners promptly if we receive an oral or written request for the information.

PROPOSAL 4 — PROPOSAL REGARDING THE ELECTION OF BOARD OF DIRECTORS

Gerald R. Armstrong, 820 Sixteenth Street, Denver, Colorado 80202; 303-355-1199; owner of 200 shares of Common Stock, submitted the following proposal:

RESOLUTION

That the shareholders of THE FIRST BANCSHARES, INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

The proponent believes that the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three (3) classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

U.S.     Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards and [as] unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Statement Against the Shareholder Proposal Regarding the Election of Board of Directors

Board of Directors’ Recommendation

All of the members of the Company’s Board of Directors recommend that you vote AGAINST this proposal. The Board believes that this proposal would potentially be harmful to First Bancshares and our shareholders and opposes the proposal for the reasons discussed below.

First Bancshares’ Articles of Incorporation provide for a “classified board”. Since the Company’s inception, our Board of Directors has been divided into three classes, the members of which are elected to serve three year terms. These terms are staggered so that only one third of our directors come up for re-election each year If approved, the proposal to require annual election of all Directors would not become effective immediately, but would require a separate adoption of an amendment to the Company’s Articles of Incorporation. Such an amendment must be approved by the Company’s shareholders at a subsequent annual meeting or at a special meeting called for that purpose, and the amendment must filed with the Mississippi Secretary of State’s office.

Our Board of Directors and its Nominating Committee have considered this proposal carefully. We have concluded that the Company’s classified or staggered board structure is, and continues to be, in the best interests of the Company and its shareholders.

Protection from Unfair, Unsolicited Bids for the Company

Our staggered board protects against unfair or coercive attempts from outsiders to gain control of the company in a manner and at a price that might not be at fair value. The current structure would require such a hostile bidder to be successful in two successive shareholder meetings to gain control of the Board. Such protection would allow the Company to investigate alternatives to such a change in control in order to maximize shareholder value.

Stability and Continuity

Our classified board structure helps ensure that shareholders have the advantage of experienced, knowledgeable board members on a continued basis. The Company believes that this continuity enhances the long-term strategic planning process.

Accountability and Corporate Governance

Three year staggered terms do not in any way lessen the fiduciary responsibilities of our Board members. Our directors, shareholders themselves, are devoted to their ongoing responsibilities to our shareholders at large. First Bancshares has cumulative voting, meaning that shareholders can more easily directly influence the re-election of a director, or directors, during annual voting for the current class and thereby influencing the makeup and direction of the board.

Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise in their proxies. The Affirmative vote of a majority of the votes cast at the annual meeting is required to approve this shareholder proposal.

The Audit Committee has adopted pre-approval policies and procedures, a copy of which was attached as Exhibit “A” to the Proxy Statement for the 2004 Annual Meeting. A copy of the pre-approval policies and procedures can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. One hundred percent of the fees set forth above were preapproved by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

Solicitation of Proxies

The cost of soliciting proxies from shareholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by directors, officers and employees of the Company or the bank, by means of telephone, telegraph or personal contact, but without additional compensation therefore. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

Proposals of Shareholders

Any proposal of a shareholder to be presented for action at the Annual Meeting of Shareholders to be held in the year 2010 must be received at the Company’s principal executive office no later than December 7, 2009, if it is to be included in management’s proxy statement. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Company’s bylaws relating to shareholder proposals and certain Securities and Exchange Commission Regulations in order to be included in the Company’s proxy materials.

The Company’s proxy for the year 2010 meeting may confer discretionary authority to vote on any proposal of a shareholder to be presented for action at the Annual Meeting of Shareholders to be held in the year 2010 which is not received prior to December 7, 2009, at the Company’s principal executive office.

Annual Report

The 2008 Annual Report to shareholders of the Company, including audited financial statements of the Company, is enclosed for the information of the shareholders. The Annual Report and financial statements are not a part of the proxy soliciting material.

                                        PROXY SOLICITED FOR ANNUAL MEETING
                                   OF SHAREHOLDERS OF THE FIRST BANCSHARES, INC.
                                            TO BE HELD ON MAY 21, 2009

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints David E. Johnson as Proxy with the power to appoint his substitute and hereby authorizes him to represent the undersigned, and to vote upon all matters that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated herein, with full power to vote all shares of common stock of The First Bancshares, Inc.
held of record by the undersigned on April 6, 2009, at the Annual Meeting of Shareholders to be held on May 21,
2009, or any adjournment(s) thereof.

         IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH NOMINEE LISTED BELOW AND AT THE DISCRETION OF
THE PERSON NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

         The Board of Directors recommend you vote FOR Proposals 1, 2, and 3 and that you vote AGAINST Proposal 4.

        1.      PROPOSAL  1:  To elect the five (5) identified nominees as directors.

                                                  Class II
                                                  --------
                                               David E. Johnson
                                            Michael W. Chancellor
                                             Andrew D. Stetelman
                                                Ralph Simmons
                                               Charles Lightsey

                ( )      FOR all nominees                        ( )     WITHHOLD AUTHORITY
                         listed (except as marked to                     to vote for all nominees
                         the contrary)

                (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s)
                in the space provided below)

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        2.       PROPOSAL 2:  To approve  the appointment of  T.E. Lott & Company as the Independent Public Accountants
                 for the Company
                 ( )      FOR                           (    ) AGAINST                              ( ) ABSTAIN

        3.       PROPOSAL 3:  To vote on advisory (non-binding) proposal to approve Executive Compensation
                 ( )      FOR                           (    ) AGAINST                              ( ) ABSTAIN

        4.       PROPOSAL 4:  To vote on a shareholder proposal related to director classification
                 ( )      FOR                           (    ) AGAINST                              ( ) ABSTAIN

Signature:
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Signature:
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Dated:                           , 2009
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                                         Votes must be indicated by an (x) in Black or Blue Ink.
                           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.